                                                                    EXHIBIT 22
                                                                    ----------
              List of Subsidiaries of CoreStates Financial Corp
              -------------------------------------------------
                           as of December 31, 1993
                           -----------------------

Congress Financial Corporation                  California                96%

     Congress Credit Corporation                New York                 100%


     Congress Financial Corporation             Illinois                 100%
     (Central)

     Congress Financial Corporation             Florida                  100%
     (Florida)

     Congress Financial Corporation             Wisconsin                100%
     (Midwest)

     Congress Financial Corporation             Massachusetts            100%
     (New England)

     Congress Financial Corporation             Oregon                   100%
     (Northwest)

     Congress Financial Corporation             Georgia                  100%
     (Southern)

     Congress Financial Corporation             Texas                    100%
     (Southwest)

     Congress Financial Corporation             California               100%
     (Western)

     Congress Talcott Corporation               New York                 100%


        Congress Talcott Corporation            California               100%
        (Western)

CoreStates Bank of Delaware, N.A.               U.S.A.                   100%

     CoreStates Consumer Finance                Delaware                 100%
          Company

     Synapsys Inc.                              Delaware                 100%

CoreStates Bank, N.A.                           U.S.A.                   100%

     Bala Development, Inc.                     Pennsylvania             100%

     Centre Properties, Inc.                    Pennsylvania             100%

     Clymer Realty Corporation                  Pennsylvania             100%

     CoreStates Dealer Services Corp            Pennsylvania             100%

     CoreStates Investment Advisers,            Pennsylvania             100%
     Inc.

     Fifth and Market Corporation               Pennsylvania             100%

     Financial Telesis, Inc.                    Delaware                 100%

     First Penco Realty Inc.                    Pennsylvania             100%

     First Pennsylvania Financial               Delaware                 100%
     Services, Inc.

     Philadelphia International Bank            U.S.A.                   100%

          Philadelphia International            Hong Kong                100%
          Finance Co. - Hong Kong
          Limited
          Philadelphia National LTDA            Brazil                   100%/1/

     Philadelphia International                 U.S.A.                   100%
     Investment Corporation

          Established Holdings Limited          England                  100%
          New World Development                 Bahamas                  100%
          Corporation Limited

             Philadelphia National              England                   48%
             Limited

          Philadelphia International            Delaware                 100%
          Equities, Inc.

             Heritable Group PLC                England                   50.01%
             Philadelphia National              England                   52%/2/
             Limited
             TI Remnaco, Inc.                   Canada                    37.5%

     Two APM Plaza, Inc.                        Delaware                  89%

CoreStates Capital Corp                         Pennsylvania             100%

CoreStates Community Development                Pennsylvania            Board
Corporation, Inc.                                                       majority

     Partnership Homes                          Pennsylvania          1/2 Board
                                                                      membership
CoreStates Export Trading Company               Pennsylvania             100%

CoreStates Holdings, Inc.                       Delaware                 100%



     --------------------
          /1/Except for Brazilian resident quote shares

          /2/The remaining 48% is owned by New World Development
      Corporation, Ltd.


     Electronic Payment Services, Inc.      Delaware           30.99 2/3%/3/

          BUYPASS Corporation               Georgia                  54%

               Data NOW National            Delaware                100%
               Services, Inc.

          MONEY ACCESS SERVICE CORP         Ohio                    100%

               Metroteller  Security        New York                100%
               Corporation

          Money Access Service Inc.         Delaware                100%

          NetOps Corp.                      Pennsylvania            100%

CoreStates Securities Corp                  Pennsylvania            100%

First Bank of Philadelphia                  Pennsylvania             24.81%

First Pennsylvania Insurance                Virginia                100%
Services, Inc.

New Jersey National Corporation             New Jersey              100%

     New Jersey National Bank               U.S.A.                  100%

          Badeal, Inc.                      New Jersey              100%

               ABD Properties, Inc.         Pennsylvania            100%
               North Towne Village, Inc.    Pennsylvania            100%

          Citizens Investments              Delaware                100%
          of Delaware

          First Peoples Investment Co.      Delaware                100%

          Mercer Development, Co., Inc.     New Jersey              100%

          Yerac Liquors                     New Jersey              100%

Pennamco, Inc.,                             Delaware                100%

Pennco Life Insurance Company               Arizona                 100%

Princeton Life Insurance Company            Pennsylvania            100%/4/



     ----------------------

          /3/The remaining interests are owned by Banc One Corporation, PNC Financial Corp and Society Corporation.
     /4/Except for directors' qualifying shares